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Robert A. Picarello                                    [CIGNA LOGO APPEARS HERE]
Chief Counsel



                                        Legal Department, S-321
                                        Hartford, CT 06152-2321
                                        Telephone:  (860) 726-8064
                                        Facsimilie: (860) 726-1778

                                        September 27, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Connecticut General Variable Annuity Separate Account
     Connecticut General Life Insurance Company
     Registration Statement on Form N-4: 33-48137

Dear Sirs:

As Chief Counsel of the Individual Insurance Division of Connecticut General Life Insurance Company, I am familiar with the actions of the Board of Directors of Connecticut General Life Insurance Company (the "Company"), establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933, (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable annuity contracts (and interests therein) which are the subject of the above captioned Registration Statement under the Securities Act of 1933 for the Account, as amended, will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to Post Effective Amendment No. 5 to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

                                        Very truly yours,



                                        /s/ Robert A. Picarello
                                        -----------------------
                                            Robert A. Picarello
                                            Chief Counsel